UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2024

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50612	01-0721929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

154-09 146th Ave,

Jamaica, NY 11434

(Address of Principal Executive Offices)

(718) 978-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2024, Unique Logistics International, Inc. (the “Company”) entered into a Share Sale and Purchase agreement (the “Purchase Agreement”), by and between the Company and Unique Logistics Holdings Limited, a Hong Kong corporation (the “Seller”), providing for the acquisition by the Company of all of Seller’s share capital (the “Shares”) in Unique Logistics International (Sin) Pte Ltd. (“Unique Singapore”). Closing of the transaction contemplated by the Purchase Agreement (the “Closing”) shall take place, in accordance with the terms of the Purchase Agreement at such time and place as shall be mutually agreed by the Seller and the Company subject to satisfaction of customary conditions to Closing.

As consideration for the Shares, the Company has agreed to (i) pay the Seller US$350,000 (the “Cash Consideration”) at Closing; and (ii) assume US$1,800,000 in indebtedness (the “Indebtedness”). In connection with its assumption of the Indebtedness, the Buyer is borrowing from Seller US$1,800,000 and is issuing to the Seller in exchange therefor a promissory note in the corresponding amount of US$1,800,000 (the “Note” and, together with the Cash Consideration, the “Purchase Price”). The Purchase Price is subject to certain adjustments (increase or decrease) as set forth in the Purchase Agreement, up to a cap of US$150,000.

The Purchase Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature. The closing of the transaction contemplated by the Purchase Agreement is subject to various conditions as set forth in the Purchase Agreement.

Patrick Lee, a director of the Company, is also a director of the Seller and is the Group Chief Operating Officer of the Seller. Richard Lee, an owner of the Seller, is also an affiliate of the Company through his interests in Great Eagle Freight Limited.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Purchase Agreement and the Note, and such description is qualified in its entirety by reference to the full text of the Purchase Agreement and the form of the Note, copies of which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Share Sale and Purchase Agreement, dated April 29, 2024, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited.
10.2	Form of the Promissory Note by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Dated: May 3, 2024	By:	/s/ Sunandan Ray
Sunandan Ray
Chief Executive Officer